                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  TIFFANY & CO.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3228013
                      (I.R.S. Employer Identification No.)

                                727 FIFTH AVENUE
                            NEW YORK, NEW YORK 10022
                    (Address of Principal Executive Offices)

                           1988 DIRECTORS OPTION PLAN
                            (Full Title of the Plan)

                             PATRICK B. DORSEY, ESQ.
                     SENIOR VICE PRESIDENT - GENERAL COUNSEL
                                  TIFFANY & CO.
                                727 FIFTH AVENUE
                            NEW YORK, NEW YORK 10022
                     (Name and Address of Agent For Service)

                                 (212) 755-8000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed                  Proposed                 Amount of
   Title of  Securities           Amount to be           Maximum Offering         Maximum  Aggregate          Registration
     to be Registered              Registered           Price Per Share (1)       Offering Price (1)               Fee
       Common Stock                 96,632                   $43.0313               $4,158,200.58              $1,155.98


(1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Exchange Composite Tape for August 10, 1999, a date within five days prior to the date of filing of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following document, which has heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), is incorporated by reference herein and shall be deemed to be a part hereof:

1. Registrant's Registration Statement, dated August 11, 1988, filed with the Commission on Form S-8, Registration Statement File No. 33-23651, and relevant documents incorporated therein by reference

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the shares of Common Stock being offered hereby has been passed upon by Patrick B. Dorsey, Senior Vice President, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Dorsey owned 7,600 shares of Common Stock and options to purchase up to 118,000 additional shares, of which options to acquire 67,000 shares are presently exercisable.

ITEM 8.           EXHIBITS

See Index to Exhibits on page 7.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 12th day of August, 1999.

                                        TIFFANY & CO.
                                        (Registrant)



                                         By: /s/ Michael J. Kowalski
                                        ----------------------------------------
                                        Michael J. Kowalski
                                        (President and Chief Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM R. CHANEY, JAMES N. FERNANDEZ and PATRICK B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                            Date
---------                                          -----                            ----
/s/ William R. Chaney                     Chairman of the Board and             August 12, 1999
William R. Chaney                         Chief Executive Officer
                                          (principal executive officer)
                                          (director)

/s/ James N. Fernandez                    Executive Vice President and          August 12, 1999
James N. Fernandez                        Chief Financial Officer
                                          (principal financial officer)


/s/ Warren S. Feld                        Vice President - Controller           August 12, 1999
Warren S. Feld                            (principal accounting officer)



/s/ Rose Marie Bravo                      Director                              August 12, 1999
Rose Marie Bravo



/s/ Samuel L. Hayes, III                  Director                              August 12, 1999
Samuel L Hayes, III



/s/ Michael J. Kowalski                   President                             August 12, 1999
Michael J. Kowalski                       (director)



/s/ Charles K. Marquis                    Director                              August 12, 1999
Charles K. Marquis



/s/ James E. Quinn                        Vice Chairman                         August 12, 1999
James E. Quinn                            (director)


/s/ William A. Shutzer                    Director                              August 12, 1999
William A. Shutzer



/s/ Geraldine Stutz                       Director                              August 12, 1999
Geraldine Stutz

                                  EXHIBIT INDEX


Each exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K. The exhibit numbers preceded by an asterisk (*) indicate exhibits physically filed with this Registration Statement. All other exhibit numbers indicate exhibits filed by incorporation by reference herein.


Exhibit Number                 Description                                  Page
--------------                 -----------                                  ----

         *5.1     Opinion of counsel, including consent                      6-7

         *23.1    Consent of Independent Accountants                           8

         *23.2    Consent of counsel (included in Exhibit 5.1)

         *24.1    Power of Attorney (included at page 3)